Exhibit 10.73

Certain information contained in this document has been redacted pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated with the notation “[***]”

PERMANENT
EMPLOYMENT CONTRACT

Between the undersigned parties:

Aptargroup UK Holdings Limited, English company registered with Companies House of England and Wales under number 046135, with its registered office at 5 Bruntcliffe Avenue, Leeds, Yorkshire LS OLS [sic], United Kingdom,
In its French branch based at 36-38 rue de la Princesse, 78430 LOUVECIENNES, with the SIRET number 80746892100026,
Represented by Ms Ursula Saint Léger, Group Vice President Human Resources, acting in her capacity of Legal Representative,
Hereinafter referred to as the “Company”,

Of the one part,

And

Mr. Hédi TLILI,
[***]

Of the other part,

The following has been agreed:

General context

The Aptargroup group (hereinafter referred to as the “Aptar Group”) is an industrial group designing, manufacturing and marketing dosing, spray and distribution systems for the packing and packaging of basic consumer goods, destined for the perfumery and cosmetics markets, the pharmaceutical industry, and the food, beverage and household goods sectors. The Aptar Group is established worldwide.

The French Branch of the Company, based in Louveciennes in France, is home to the central services and headquarters of the Aptar Group located in Europe, and provides – together with the parent company of the group, AptarGroup Inc., based in Crystal Lake in the United States – assistance with strategy and general management to all subsidiaries of the Aptar Group.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

It is proposed that Mr. Hédi TLILI join the Aptar Group in order to hold the position of “President Food + Beverage Europe”, as from his date of availability.

It is in that context that Mr. Hédi TLILI is employed by the Company Aptargroup UK Holdings Ltd.

Contractual provisions

This employment contract is governed by the provisions of the National Collective Bargaining Agreement of Plastics Technology, and by the provisions of the Rules of Procedure of the French Branch of the Company.

Furthermore, taking account of the nature of the position held by Mr. Hédi TLILI, this contract shall also be governed by the rules and procedures directly issued or to be issued by AptarGroup Inc. targeted at the management staff of the companies composing the Aptar Group, notably the Compliance Handbook and the related procedures, including the Code of Ethics.

Position and status

Mr. Hédi TLILI shall hold the position of “President Food + Beverage Europe” of the “Food + Beverage” segment of the Aptar Group.

Mr. Hédi TLILI shall report operationally and hierarchically to the “President, Food + Beverage”.

Mr. Hédi TLILI’s role is liable to evolve according to the organization and the activity of the Aptar Group.

Mr. Hédi TLILI is graded at coefficient 940 of the National Collective Bargaining Agreement of Plastics Technology. He shall have the status of Senior Manager, and as such shall benefit from the advantages granted to senior managers of the French companies of the Aptar Group. It is specified that this status is excluded from the scope of Chapter 1 of the Agreement of June 11, 2012 on working time reduction and adaptation within the French Branch of the Company.

Term of the contract – Trial period – Notice

This contract is entered into for an undefined term as from March 14, 2016 at the latest.

The conditions of employment of Mr. Hédi TLILI shall be fixed and final after an initial trial period of four months, as defined by the National Collective Bargaining Agreement of Plastics Technology, which period may be renewed without exceeding six months in total.

Each of the parties shall have the right to terminate this contract under the conditions set for that purpose by the law, subject to complying, save in the case of willful misconduct or gross negligence, with the applicable legal and contractual provisions regarding notice period.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

Remuneration

In exchange for his duties, Mr. Hédi TLILI shall receive a basic annual gross remuneration equal to €180,000 (one hundred and eighty thousand euros), paid in 12 (twelve) equal monthly payments, to which shall be added annually:
▪An annual bonus of senior managers of the Aptar Group according to the policy defined at Aptar Group level; this bonus may represent up to 100% of the basic annual gross remuneration;
▪A profit-sharing bonus, calculated in accordance with the rules in force within the French Branch, which may represent up to 8.5% of the annual gross remuneration;
▪A systematic contribution by the Company to a company savings plan (“PEE”) for a total annual amount of €4,200 (four thousand two hundred euros), subject to payment by the employee over the same period of a sum of €1,400 (one thousand four hundred euros) into this PEE;
▪A systematic contribution by the Company to a collective company pension plan (“PERCO”), for an annual amount of €250 (two hundred and fifty euros), subject to payment by the employee over the same period of €84 (eighty four euros) into this PERCO.

Mr. Hédi TLILI shall be provided with a company car, under the conditions governed by the company car procedure within the Aptar Group in France. The personal use of this company car shall constitute a benefit in kind, which shall be declared as such in compliance with the tax rules defined by the Company.

Mr. Hédi TLILI shall principally perform his duties at the Louveciennes site.

Depending on the requirements relating to the post held, Mr. Hédi TLILI will have to undertake travel or temporary missions, in France or overseas. Such trips shall not entail a change of residence and his business expenses shall be reimbursed on production of the corresponding supporting documents.

Furthermore, it is understood that, for reasons relating to the organization and proper operation of the Company, Mr. Hédi TLILI’s workplace may be changed and transferred within Ile-de-France, according to the corporate interest of the Company. The conditions of such transfer shall comply with those defined by the applicable transfer procedure within the Aptar Group.

Paid leave

Taking account of the degree of initiative required for the post conferred on Mr. Hédi TLILI, he must devote the necessary time to the proper performance of his duties.

Mr. Hédi TLILI shall benefit from the paid leave instituted in favor of the employees of the Company in compliance with the provisions of the National Collective Bargaining Agreement of Plastics Technology.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

Confidentiality

Mr. Hédi TLILI undertakes to strictly keep the most absolute confidentiality over all confidential information and intelligence he may receive when performing his duties, regardless of its nature and its origin. This confidentiality obligation shall survive even after the end of this contract, regardless of the reason for its cessation.

Intellectual Property

Throughout the duration of this contract, and for a period of one year after the end of this contract, regardless of the reason for its cessation, Mr. Hédi TLILI accepts and agrees, without any exception or reserve and without any remuneration other than that fixed under the terms of this contract:
•to communicate to the Aptar Group all inventions, enhancements or plans he has made himself and falling within the scope of activity of the Aptar Group,

•to transfer to the Company, or to any company of the Aptar Group which may so request, its exclusive property both in France and overseas,

•for that purpose, to fulfil all formalities and procedures that may be necessary to put the beneficiary company of such transfer in the lawful possession of said inventions, enhancements, plans or other.

Moreover, Mr. Hédi TLILI undertakes to relinquish to the Company, or to any company of the Aptar Group which may so request, all rights and interests he may possess, both in France and overseas, in an invention made in collaboration with a third party and relating to the specialist items (materials, appliances or products) manufactured and sold by the Aptar Group.

In compensation for such transfers or relinquishments of ownership, the Company, or where applicable the member company of the Aptar Group in question, shall, whenever it considers it fair and possible, show the name of Mr. Hédi TLILI in the capacity of inventor in the abstract of the patent intended to cover its invention or its patent, which said company shall file. The potential remuneration shall furthermore be examined in a spirit of fairness. However, the amount and form of such potential remuneration shall be left in all cases to the sole discretion of said company.

Non-compete clause

Owing to the need for the Company and for the Aptar Group to protect its strategy and preserve all its technical, commercial and financial data, as well as the various information of which Mr. Hédi TLILI may learn in the performance of his duties, and also the privileged links that he will be liable to develop with the clientele, the suppliers, the service providers and third parties in general, with all this contributing to the effectiveness of the activities of the Aptar Group, Mr. Hédi TLILI, taking account of the nature of his position, is prohibited:

•From collaborating, directly or indirectly, in any form whatsoever or through any intermediary, for the benefit of natural persons or legal entities or any other body having a Competing or Similar Activity;

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

•From becoming involved, directly or indirectly or through any intermediary, in any form whatsoever (creation of company, taking a stake, etc.), in a legal entity or any other body having a Competing or Similar Activity;

“Competing or Similar Activity” shall mean everything relating directly or indirectly to the activity of the Aptar Group, namely the design and manufacture of dosing, spray and distribution systems for the packing and packaging industry

This non-compete clause shall apply to the territories of the European Union within its scope as at January 1st, 2012. The geographic application of this clause is valid both for the location of the domicile or registered office of the natural person or legal entity or the organization mentioned above having a Competing or Similar Activity, and for the performance of the Competing or Similar Activity itself.

This article shall apply for a duration of 2 (two) years from the date of effective cessation of this contract, whether or not the notice period is worked, and regardless of the reason for cessation of this contract.

In exchange for this non-compete obligation, Mr. Hédi TLILI shall receive, throughout the duration of application of this article, and save in the case of dismissal for willful misconduct, a special fixed monthly indemnity equal to 50% (fifty per cent) of the average total monthly remuneration he received during the last 12 (twelve) months of presence within the Company. It is understood that this special monthly indemnity shall include the paid leave indemnity of 10%. This indemnity shall be paid as from effective cessation of this contract during the period of implementation of this article and until the date on which Mr. Hédi TLILI claims his pension entitlements, if applicable.
In case of failure by Mr. Hédi TLILI to comply with the non-compete obligation, the Company shall be released of its commitment to pay the financial compensation.

Furthermore, Mr. Hédi TLILI shall automatically owe a fixed sum equal to 2 (two) years of remuneration on the basis of the average total monthly remuneration he received during the last 12 (twelve) months of presence within the Company. This sum must be paid to the Company for each breach ascertained, without the need to serve formal notice to cease the competing activity.

Payment of this sum does not exclude the right reserved by the Company to sue Mr. Hédi TLILI for reimbursement of the loss effectively suffered and to have him ordered to cease the competing activity subject to penalty.

The Company however reserves the right to release Mr. Hédi TLILI from the non-compete clause at any time. In that case, the Company undertakes to notify Mr. Hédi TLILI thereof by registered letter with acknowledgement of receipt, sent no later than one month after notification of the cessation of this employment contract. The Company also reserves the right to cancel the non-compete clause defined above at the end of the first period of one year following cessation of the employment contract. In this latter case, Mr. Hédi TLILI must be informed thereof in writing within the month preceding the end of that first one-year period.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

If it decides not to invoke the non-compete clause set out above, the Company shall then be released of its commitment to pay the indemnity stipulated above. The provisions of this Article 12 may not under any circumstances prejudice the application of any other non-compete clause featuring in another document signed by Mr. Hédi TLILI with the Company or with one of the companies of the Aptar Group, notably, but not limited to, any contracts of award of stock options by the parent company AptarGroup Inc.

Non-solicitation

Mr. Hédi TLILI may not, save with the prior written consent of the Company or the Aptar Group, for a period of 12 (twelve) months after the cessation of this contract, regardless of the reason therefor, hire, offer a job to, employ or arrange the employment by third parties, in any way whatsoever and on any ground whatsoever, of any person who may have been, during the 12 (twelve) months preceding cessation of this contract, employed by the Company or by any other company attached to the Aptar Group, or in discussions with a view to being employed by the Company or by any other company attached to the Aptar Group.

“Health, Insurance & Pension” scheme – Personal Situation

Mr. Hédi TLILI shall be affiliated to the complementary pension funds to which the Company belongs.

Acceptance of this contract is valid as acceptance of the general terms and conditions of use in force within the Company, and affiliation to the Médéric complementary pension fund to which the company belongs, as well as to the insurance schemes with the Institution Humanis Prévoyance and the benefit of coverage of healthcare costs with the GMC.

The information brochures of the mutual and insurance funds presenting the scheme applicable in 2016 shall be sent to Mr. Hédi TLILI on arrival.

Mr. Hédi TLILI must notify the Company without delay of any change to his civil status, his family situation, his address, his military status, etc. subsequent to his employment.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

Miscellaneous

Annulment of any of the stipulations of this contract shall not entail its annulment in its entirety, save where the stipulation in dispute can be considered, in the minds of the parties, as essential and determining of its consent, and where its annulment undermines the general balance of the contract. In case of annulment of any of the stipulations of this contract, the parties shall in any event endeavor to negotiate in good faith an economically equivalent clause.

The fact of either of the parties not performing, at any time, any of the provisions of this contract, or not demanding its performance, may not under any circumstances be interpreted by the other party as a waiver of performance of that provision.

No waiver of a right, or any modification of any of the provisions of this contract, may be binding other than through a written document duly signed by each of the parties.

This contract shall be governed and interpreted, and all rights and obligations of the parties shall be settled, in compliance with the provisions of French law.

Any dispute between the Parties over the existence, validity, interpretation, performance and termination of this contract, or any of its stipulations, that the parties cannot resolve amicably between them, shall be submitted of the Employment Tribunal or any competent court in the jurisdiction of the registered office of the Company on the date on which such dispute is brought before the courts.

This employment contract is drafted in two original copies.

Done in Louveciennes, on January 25, 2016,

For the Company Aptargroup UK Holdings Ltd.	(“Read, approved and agreed”)

read, approved and agreed

[signature]	[signature]

Ursula Saint Leger	Hédi TLILI
Vice President Human Resources

Copy: JP Séveno HRD Aptar Western Europe

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

Mr. Hédi Tlili,

[***]

Louveciennes, December 18, 2019

Strictly private and confidential

Dear Hedi,

Following on from your appointment to the post of President of the Food + Beverage Segment and to the Executive Committee of the Aptar group, and to align your situation with that of the other members of the Executive Committee of the group, while taking account of the specificity of French law, we are pleased to accompany these promotions with additional guarantees designed to compensate you in case of loss of your job, notably in case of change in control.

It is understood that the indemnities specified in points A and B above [sic] are not cumulative.

A – Redundancy following a change in control

The definition of “Change in Control” is specified in annex hereunder.

In the event where, within two years following a change in control as defined in the annex below, you are made redundant by the Company for any reason whatsoever, save in the case of willful misconduct or gross negligence or dismissal for unfitness for work, the Company undertakes to pay you an indemnity (called change in control indemnity) designed to compensate your loss resulting from such redundancy, which includes the indemnities you could potentially claim for such redundancy (legal or contractual severance pay), the gross amount of which shall be equal to:

-Fifteen months of the average gross salary you received during the 12 calendar months preceding notification of your redundancy. It is specified that the average salary shall include firstly the fixed gross salary actually received during the twelve months preceding the notification of redundancy, and secondly the average gross annual bonus (“short term incentive”) received during the three years preceding the redundancy.

The financial compensation of your non-competition clause and your notice period shall be paid in addition to this indemnity.

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

B – Redundancy not following a change in control

In the event where you are made redundant by the Company for any reason whatsoever, save in the case of willful misconduct or gross negligence or dismissal for unfitness for work, the Company undertakes to pay you an indemnity (called additional redundancy indemnity) designed to compensate your loss resulting from such redundancy, which includes the indemnities you could potentially claim for such redundancy (legal or contractual severance pay), the gross amount of which shall be equal to:

-Nine months of the average gross salary you received during the 12 calendar months preceding notification of your redundancy. The average salary shall include firstly the fixed gross salary actually received during the twelve months preceding the notification of redundancy, and secondly the average gross annual bonus (“short term incentive”) received during the three years preceding the redundancy.

The financial compensation of your non-competition clause and your notice period shall be paid in addition to this indemnity.

The fraction of the change in control indemnity or the additional redundancy indemnity exceeding the legal or contractual indemnities that may be due to you at the time of your redundancy shall be paid in the form of a settlement payment in exchange for signing a settlement agreement ratifying your waiver of all proceedings and action against the Company and all companies of the Aptar group on the grounds of the conclusion, performance and termination of your employment contract.

This undertaking supplements the provisions of your current employment contract and does not have the purpose of amending its terms.

Yours sincerely,

read, approved and agreed

[signature]	[signature]

Anne Vergnaud	Hédi Tlili
Legal Representative	(“Read, approved and agreed”)

CC: Stephan Tanda and Shiela Vinczeller

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

[French version of English text on following pages]

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

## Annex: Definitions: Change in Control

| | |
|---|---|
| Change in Control | For purposes of this side letter, "Change in Control" shall mean:<br>1. the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of Aptargroup, Inc. (the "Outstanding Aptar Common Stock") or (ii) the combined voting power of the then outstanding securities of Aptargroup, Inc. entitled to vote generally in the election of directors (the "Outstanding Aptar Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Aptargroup, Inc. (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from Aptargroup, Inc.), (B) any acquisition by Aptargroup, Inc., (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or any corporation controlled by Aptargroup, Inc. or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving Aptargroup, Inc., if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of Article ~~7.8.3~~ 3 shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than Aptargroup, Inc. or any employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or any corporation controlled by Aptargroup, Inc.) shall become the beneficial owner of more than 50% of the Outstanding Aptar Common Stock or more than 50% of the Outstanding Aptar Voting Securities by reason of an acquisition by Aptargroup, Inc. and such Person shall, after such acquisition by Aptargroup, Inc., become the beneficial owner of any additional shares of the Outstanding Aptar Common Stock or any additional Outstanding Aptar Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;<br>2. individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Aptargroup, Inc. subsequent to the date hereof whose election, or nomination for election by Aptargroup, Inc.'s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Aptargroup, Inc. as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;<br>3. consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the |

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com

Aptargroup UK Holdings Ltd. Aptargroup UK Holdings Ltd. – French branch
5 Bruntcliffe Avenue    TEL +44 113 220 3206    36-38 rue de la Princesse, CS 42430    +33 (0)1 3087 1980 Telephone
Leeds 27 Industrial Estate    FAX +44 113 220 3217    78431 Louveciennes Cedex, France    +33 (0)1 3081 0909 Fax
Leeds, Yorkshire LS27 0LL, United Kingdom    SIRET 807 468 921 00026 RCS Versailles
        APE 7010Z – VAT FR 70 807 468 921
aptar.com